CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights", "Independent Accountants" and "Financial Statements" and the use of our report dated February 3, 1997, in Post-Effective Amendment No. 8 to the Registration Statement and related Statement of Additional Information of Guinness Flight Investment Funds.


                                                     /s/ERNST & YOUNG LLP
                                                     --------------------


Los Angeles, California
April 18, 1997